                                                                  Exhibit 4.4


                   TOYOTA AUTO RECEIVABLES 2000-A OWNER TRUST
                           (a Delaware Business Trust)


                     --------------------------------------


                      AMENDED AND RESTATED TRUST AGREEMENT


                                     between


                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                  as Depositor,


                         U.S. BANK NATIONAL ASSOCIATION,
                                as Owner Trustee


                                       and


                       (For certain limited purposes only)


                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION
                             as Delaware Co-trustee


                 ----------------------------------------------


                            Dated as of June 1, 2000

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                    ARTICLE I

                                   DEFINITIONS
Section 1.01        Definitions..................................................................................1
Section 1.02        Usage of Terms...............................................................................4

                                   ARTICLE II

                                CREATION OF TRUST

Section 2.01        Creation of Trust............................................................................4
Section 2.02        Office.......................................................................................4
Section 2.03        Purposes and Powers..........................................................................4
Section 2.04        Power of Attorney............................................................................5
Section 2.05        Declaration of Trust.........................................................................5
Section 2.06        Liability of the Certificateholder and TMCC..................................................5
Section 2.07        Title to Trust Property......................................................................6
Section 2.08        Situs of Trust...............................................................................6
Section 2.09        Representations and Warranties of the Depositor..............................................6
Section 2.10        Federal Income Tax Allocations...............................................................7

                                   ARTICLE III

                                   CERTIFICATE

Section 3.01        The Certificate..............................................................................8
Section 3.02        Authentication of the Certificate............................................................8
Section 3.03        Transfer Restriction.........................................................................8
Section 3.04        Mutilated, Destroyed, Lost or Stolen Certificate.............................................8
Section 3.05        Maintenance of Office or Agency..............................................................9
Section 3.06        Appointment of Paying Agent..................................................................9

                                   ARTICLE IV

                ACTIONS BY OWNER TRUSTEE OR THE CERTIFICATEHOLDER

Section 4.01        Prior Notice to the Certificateholder with Respect to Certain Matters........................9
Section 4.02        Action by the Certificateholder with Respect to Certain Matters.............................10
Section 4.03        Action with Respect to Bankruptcy...........................................................10
Section 4.04        Restrictions on the Certificateholder's Power...............................................10

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                                 TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
                                    ARTICLE V

                    APPLICATION OF TRUST FUNDS; CERTAIN DUTIES
Section 5.01        Establishment of Collection Account and Payahead Account....................................11
Section 5.02        Application of Amounts in Trust Accounts....................................................12
Section 5.03        Method of Payment...........................................................................12
Section 5.04        Accounting and Reports to the Noteholders, the Certificateholder, the Internal Revenue
                    Service and Others..........................................................................12
Section 5.05        Signature on Returns........................................................................13

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01        General Authority...........................................................................13
Section 6.02        General Duties..............................................................................13
Section 6.03        Duties of Owner Trustee.....................................................................14
Section 6.04        No Duties Except as Specified in this Agreement or in Instructions..........................15
Section 6.05        No Action Except Under Specified Documents or Instructions..................................15
Section 6.06        Restrictions................................................................................15

                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

Section 7.01        Rights of Owner Trustee.....................................................................16
Section 7.02        Furnishing of Documents.....................................................................17
Section 7.03        Representations and Warranties..............................................................17
Section 7.04        Reliance; Advice of Counsel.................................................................17
Section 7.05        Not Acting in Individual Capacity...........................................................18
Section 7.06        Owner Trustee Not Liable for the Certificate or Receivables.................................18
Section 7.07        Owner Trustee May Own the Notes.............................................................19
Section 7.08        Sales Finance Company Licenses..............................................................19

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

Section 8.01        Owner Trustee's Fees and Expenses...........................................................19
Section 8.02        Indemnification.............................................................................19
Section 8.03        Payments to the Owner Trustee...............................................................20

                                                -ii-

                                 TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT
Section 9.01        Termination of Trust Agreement..............................................................20
Section 9.02        Dissolution upon Insolvency of the Depositor................................................21

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01       Eligibility Requirements for Owner Trustee..................................................22
Section 10.02       Resignation or Removal of Owner Trustee.....................................................22
Section 10.03       Successor Owner Trustee.....................................................................23
Section 10.04       Merger or Consolidation of Owner Trustee....................................................23
Section 10.05       Appointment of Co-Trustee or Separate Trustee...............................................23

                                   ARTICLE XI

                   AUTHORITY AND DUTIES OF DELAWARE CO-TRUSTEE

Section 11.01       General Authority of Delaware Co-trustee....................................................25
Section 11.02       Duties of Delaware Co-trustee...............................................................25
Section 11.03       Representations and Warranties of Delaware Co-trustee.......................................26
Section 11.04       Compensation of Delaware Co-trustee.........................................................27
Section 11.05       Indemnification of Delaware Co-trustee......................................................27
Section 11.06       Resignation or Removal of Delaware Co-trustee...............................................27
Section 11.07       Payments to the Delaware Co-Trustee.........................................................28

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01       Supplements and Amendments..................................................................28
Section 12.02       No Legal Title to Owner Trust Estate in the Certificateholder...............................29
Section 12.03       Limitations on Rights of Others.............................................................29
Section 12.04       Notices.....................................................................................29
Section 12.05       Severability................................................................................30
Section 12.06       Counterparts................................................................................30
Section 12.07       Successors and Assigns......................................................................30
Section 12.08       No Petition.................................................................................30
Section 12.09       No Recourse.................................................................................31
Section 12.10       Headings....................................................................................31
Section 12.11       GOVERNING LAW...............................................................................31
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                                                -iii-
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                                 TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
Section 12.12       TMCC Payment Obligation.....................................................................31

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                                                -iv-




                                    EXHIBITS
EXHIBIT A                  FORM OF CERTIFICATE.................................................................A-1


                  AMENDED AND RESTATED TRUST AGREEMENT dated as of June 1, 2000, between Toyota Motor Credit Receivables Corporation, a California corporation, as depositor, U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Owner Trustee, and, for the limited purposes set forth herein, First Union Trust Company, National Association, a national banking association, not in its individual capacity but solely as Delaware Co-trustee, amending and restating in its entirety the Trust Agreement dated as of March 27, 2000, among the same parties, and herein referred to as the "Trust Agreement" or this "Agreement."

                  IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS. Except as otherwise specified herein or if the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement and the Indenture for all purposes of this Trust Agreement. Except as otherwise provided in this Agreement, whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "ADMINISTRATION AGREEMENT" means the Administration Agreement dated as of June 1, 2000, by and between the Trust as issuer, TMCC as Administrator, the Indenture Trustee and the Owner Trustee pursuant to which TMCC undertakes to perform certain of the duties and obligations of the Trust and the Owner Trustee hereunder, under the Sale and Servicing Agreement and under the Indenture.

         "ADMINISTRATOR" means TMCC acting in its capacity as Administrator under the Administration Agreement.

         "AGREEMENT" means this Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time.

         "BASIC DOCUMENTS" means the Receivables Purchase Agreement, this Agreement, the Certificate of Trust, the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Securities Account Control Agreement and the other documents and certificates delivered in connection herewith and therewith.

         "BUSINESS TRUST STATUTE" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 ET SEQ., as the same may be amended from time to time.

         "CERTIFICATE" means a certificate evidencing the Subordinated Seller's Interest, substantially in the form attached hereto as Exhibit A.

         "CERTIFICATE OF TRUST" means the Certificate of Trust filed with respect to the formation of the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "CERTIFICATEHOLDER" or "HOLDER" means TMCRC, as holder of the Subordinated Seller's Interest.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

         "CORPORATE TRUST OFFICE" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601; or at such other address as the Owner Trustee may designate by notice to the Certificateholder, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder).

         "DELAWARE CO-TRUSTEE" means First Union Trust Company, National Association, a national banking association, not in its individual capacity but solely as Delaware co-trustee under this Agreement, and any successor Delaware co-trustee hereunder.

         "DEPOSITOR" means TMCRC in its capacity as depositor hereunder.

         "EXPENSES" shall have the meaning assigned to such term in
Section 8.02.

         "INDENTURE" means the Indenture dated as of June 1, 2000, entered into between the Trust and U.S. Bank National Association, the Indenture Trustee named therein, pursuant to which a series of Notes are issued.

         "NON-U.S. PERSON" means any Person who is not (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; except that, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 which elected to be treated as United States Persons prior to such date also shall be U.S. Persons.

         "NOTES" means the notes issued by the Trust pursuant to the Indenture, having the payment and other terms set forth in such Indenture.

         "OWNER TRUST ESTATE" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the accounts created pursuant to Section 5.01 of the Sale and Servicing Agreement (excluding any net investment income with respect to amounts held in such accounts) and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the

Administration Agreement, and as assignee of the rights and Interests of the Depositor under the Receivables Purchase Agreement.

         "OWNER TRUSTEE" means U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under this Agreement, and any successor Owner Trustee hereunder.

         "PAYING AGENT" means any paying agent or co-paying agent appointed pursuant to Section 3.06, and shall initially be U.S. Bank National Association.

         "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement, dated as of the June 1, 2000, between TMCC, as Seller, and TMCRC, as Purchaser of the Receivables.

         "RECORD DATE" means, with respect to the Notes of any Class and each Payment Date, the calendar day immediately preceding such Payment Date or, if Definitive Notes representing any Class of Notes have been issued, the last day of the month immediately preceding the month in which such Payment Date occurs. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and (ii) all payments and distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

         "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement dated as of June 1, 2000, among the Trust, TMCRC, as seller, and TMCC, as servicer.

         "SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

         "SECURITIES ACCOUNT CONTROL AGREEMENT" shall have the meaning ascribed thereto in the Sale and Servicing Agreement.

         "SUBORDINATED SELLER'S INTEREST" means a fractional undivided interest in the Trust that includes the right to payment of certain available amounts in excess of those necessary to make payments on the Notes on each Payment Date pursuant to Section 5.02(a) herein.

         "TMCC" means Toyota Motor Credit Corporation, a California corporation, its successors and assigns.

         "TMCRC" means Toyota Motor Credit Receivables Corporation, a California corporation, its successors and assigns.

         "TREASURY REGULATIONS" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "TRUST" means the Toyota Auto Receivables 2000-A Owner Trust, formed as a Delaware business trust pursuant to this Agreement and the filing of the Certificate of Trust.

         SECTION 1.02 USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."


                                   ARTICLE II

                                CREATION OF TRUST

         SECTION 2.01 CREATION OF TRUST. There is hereby formed in accordance with the provisions of the Delaware Act, a Delaware business trust to be known as the Toyota Auto Receivables 2000-A Owner Trust. The Owner Trustee is hereby authorized and vested with the power and authority to make and execute contracts, instruments, certificates, agreements and other writings on behalf of the Trust as set forth herein and to sue and be sued on behalf of the Trust. The Owner Trustee does hereby accept and agree to hold in trust, for the benefit of the Certificateholder and such other Persons as may become beneficiaries hereunder from time to time, all of the Owner Trust Estate conveyed or to be conveyed to the Trust, and all monies and proceeds that may be received with respect thereto, subject to the terms of this Agreement.

         SECTION 2.02 OFFICE. The principal place of business of the Trust for purposes of Delaware law shall be in care of the Delaware Co-trustee. The Trust may establish additional offices located at such place or places inside or outside of the State of Delaware as the Owner Trustee may designate from time to time in written notice to the Certificateholder and the Servicer. Initially, the Trust shall establish one such additional office at the offices of the Owner Trustee set forth in Section 3.05.

         SECTION 2.03      PURPOSES AND POWERS.

         (a) The purpose of the Trust is to engage in the following activities:

                           (i) to issue Notes pursuant to the Indenture and the
                  Certificate pursuant to this Agreement;

                           (ii) to acquire the Receivables and related property
                  from the Depositor in exchange for the Notes and the Certificate pursuant to the Sale and Servicing Agreement;

                           (iii) to assign, grant, transfer, pledge, mortgage
                  and convey the Trust Estate pursuant to, and on the terms and conditions set forth in, the Indenture and to hold, manage and distribute to the Certificateholder pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture as set forth therein and in the Sale and Servicing Agreement;

                           (iv) to enter into and perform its obligations under
                  the Basic Documents to which it is to be a party;

                           (v) to engage in those activities, including entering
                  into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                           (vi) subject to compliance with the Basic Documents,
                  to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholder and the Noteholders and in respect of amounts to be released to the Depositor, the Servicer, the Administrator and third parties, if any.

         The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing and as required or authorized by the terms of the Basic Documents.

         SECTION 2.04 POWER OF ATTORNEY. Pursuant to the Administration Agreement, the Owner Trustee has authorized the Administrator to perform certain of its administrative duties hereunder, including duties with respect to the management of the Owner Trust Estate, and in connection therewith hereby grants the Administrator its revocable power of attorney. The Certificateholder by its acceptance of the Certificate shall be deemed to have granted power of attorney to the Administrator for purposes of actions taken or to be taken with respect to the Certificate.

         SECTION 2.05 DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. At the direction of the Depositor, the Owner Trustee shall file or cause to be filed a certificate of trust for the Issuer pursuant to the Delaware Act and such amendments thereto as shall be necessary or appropriate to satisfy the purposes of this agreement and as shall be consistent with the provisions hereof.

         SECTION 2.06      LIABILITY OF THE CERTIFICATEHOLDER AND TMCC.

         (a) The Administrator shall be liable directly to and will, in accordance with the Administration Agreement and the following provisions, indemnify and hold harmless the Owner Trustee, any co-trustee, the Delaware Co-trustee and the Indenture Trustee for any loss, liability, claim, action, suit, cost or expense of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that TMCC would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which TMCC were a general partner; PROVIDED, HOWEVER, that the Administrator shall not be liable for any losses incurred by the Certificateholder in the capacity of an investor in the Certificate or a Noteholder in the capacity of an investor in the Notes and will not and shall not be deemed hereby to have indemnified the Owner Trustee, any co-trustee, the Delaware Co-trustee or Indenture Trustee against any loss, liability or expense resulting from such trustee's own willful misfeasance, bad faith or negligence or by reason of a breach of representation or warranty thereof contained herein or in the Indenture, as the case may be. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the provisions in the preceding sentence for which TMCC shall not be liable) shall be deemed to be third party beneficiaries of this paragraph.

         (b) The Certificateholder shall not have any personal liability for any liability or obligation of the Trust, solely by reason of it being the Certificateholder.

         SECTION 2.07 TITLE TO TRUST PROPERTY. Legal title to all of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 2.08 SITUS OF TRUST. The Trust will be located in Delaware and administered in the State of Illinois. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware, the State of New York or the State of Illinois. The Trust shall not have any employees in any state other than Delaware; PROVIDED, HOWEVER, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, New York or Illinois, and payments will be made by the Trust only from Delaware, New York or Illinois. The principal office of the Trust will be at the Corporate Trust Office in Delaware.

         SECTION 2.09      REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

         (a) The Depositor hereby represents and warrants to the Owner Trustee and the Delaware Co-trustee that as of the Closing Date:

                           (i) The Depositor is duly organized and validly
                  existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times and has corporate power, authority and legal right to acquire, own and sell the Receivables.

                           (ii) The Depositor is duly qualified to do business
                  as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Depositor to conduct its business or perform its obligations under this Agreement.

                           (iii) The Depositor has the corporate power and
                  authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

                           (iv) This Agreement shall constitute a legal, valid
                  and binding obligation of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general principles of equity.

                           (v) The consummation of the transactions contemplated
                  by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor or conflict with or breach any of the terms or provisions or constitute (with or without notice or lapse of time) a default under any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Depositor.

                           (vi) There is no action, suit or proceeding before or
                  by any court or governmental agency or body, domestic or foreign, now pending, or to the Depositor's knowledge, threatened, against or affecting the Depositor: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or (iv) relating to the Depositor and which might adversely affect the federal income tax attributes of the Trust or the Certificate or the Notes.

         SECTION 2.10 FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Certificateholder (to the extent not previously allocated pursuant to this clause). Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Certificateholder. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, as required by the Code.

                                   ARTICLE III

                                   CERTIFICATE

         SECTION 3.01 THE CERTIFICATE. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee and authenticated on behalf of the Owner Trustee by the manual or facsimile signature of a Trust Officer. The Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be a valid and binding obligation of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificate or did not hold such offices at the date of authentication and delivery of the Certificate. The Certificate may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination in the form of Exhibit A hereto.

         SECTION 3.02 AUTHENTICATION OF THE CERTIFICATE. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause to be executed, authenticated and delivered on behalf of the Trust to or upon the written order of the Depositor, the Certificate evidencing the Subordinated Seller's Interest. The Certificate shall not entitle its holder to any benefit under this Agreement or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authenticating agent, by manual or facsimile signature of a Trust Officer, and such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.

         SECTION 3.03 TRANSFER RESTRICTION. The Certificate shall not be transferable by the Certificateholder to any other Person unless such transfer is a result of a consolidation or merger of the Certificateholder with such Person. Any other purported transfer of the Certificate or any beneficial interest therein will be deemed to be void and of no effect to the extent permitted by applicable law.

         SECTION 3.04 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATE. If (a) a mutilated Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of the Certificate and (b) there shall be delivered to the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.05 MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in Chicago, Illinois or The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Certificate and the Basic Documents may be served. The Owner Trustee initially designates U.S. Bank National Association, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601, as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholder of any change in the location of any such office or agency.

         SECTION 3.06 APPOINTMENT OF PAYING AGENT. Except during any period when the Indenture Trustee is authorized and directed to do so under the Indenture (i.e. prior to the termination of the Indenture), the Paying Agent shall make distributions to Certificateholder from the Collection Account pursuant to
Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Owner Trustee, and any co-paying agent chosen by the Owner Trustee, and acceptable to the Owner Trustee. The Owner Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that the Owner Trustee shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). By executing this Agreement, the Owner Trustee hereby agrees in its capacity as Paying Agent to hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder until such sums are paid to the Certificateholder. The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder until such sums shall be paid to such Certificateholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04, 8.01 and 8.02 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.


                                   ARTICLE IV

                ACTIONS BY OWNER TRUSTEE OR THE CERTIFICATEHOLDER

         SECTION 4.01 PRIOR NOTICE TO THE CERTIFICATEHOLDER WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action (or such shorter period as shall be agreed to in writing by the Certificateholder), the Owner Trustee shall have notified the Certificateholder in writing of the proposed action and the Certificateholder shall not have notified the Owner Trustee in writing prior to the 30th day
(or such agreed upon shorter period) after such notice is given that the Certificateholder has withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture, whether or not by a Supplemental Indenture, in circumstances where the consent of any Noteholder is required;

         (d) the amendment of the Indenture, whether or not by a Supplemental Indenture, in circumstances where the consent of any Noteholder is not required but such amendment materially adversely affects the interest of the Certificateholder;

         (e) the amendment, change or modification of the Administration Agreement, other than to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholder; or

         (f) the appointment (i) pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee and (ii) any consent by the Note Registrar, Paying Agent or Indenture Trustee to the assignment of its respective obligations under the Indenture or this Agreement, as applicable.

         SECTION 4.02 ACTION BY THE CERTIFICATEHOLDER WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the direction of the Certificateholder, to (a) remove the Administrator pursuant to Section 8 of the Administration Agreement, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer pursuant to Section 8.01 of the Sale and Servicing Agreement or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the authorized representative of the Certificateholder.

         SECTION 4.03 ACTION WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Certificateholder and the delivery to the Owner Trustee by the Certificateholder certifying that the Certificateholder reasonably believes that the Trust is insolvent.

         SECTION 4.04 RESTRICTIONS ON THE CERTIFICATEHOLDER'S POWER. The Certificateholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligations of the Trust or of the Owner Trustee under any of the Basic Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         SECTION 5.01  ESTABLISHMENT OF COLLECTION ACCOUNT AND PAYAHEAD
                       ACCOUNT.

         (a) The Owner Trustee, for the benefit of the Certificateholder, shall establish and maintain, or shall cause to be established and maintained, in the name of the Trust (or in such other name as shall be specified in the Sale and Servicing Agreement), the Collection Account and the Payahead Account. Each such account shall be established and maintained as an Eligible Deposit Account, and, subject to provisions of the Sale and Servicing Agreement and the Indenture, bearing a designation clearly indicating that, subject to Section 5.01(b), the funds deposited therein are held by the Trust for the benefit of the Certificateholder, in each case in accordance with Section 5.01 in the Sale and Servicing Agreement.

                  Subject to Section 5.01(b), the Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and the Payahead Account and in all proceeds thereof (other than any net investment earnings on Eligible Investments held therein). Except as otherwise expressly provided herein, the Collection Account and the Payahead Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder. If, at any time, the Collection Account or the Payahead Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Administrator on behalf of the Owner Trustee, if the Collection Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days establish a new equivalent Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

         (b) Notwithstanding the foregoing, concurrently with, the execution and delivery of any Indenture pursuant to which the Notes are issued, the Servicer shall establish and maintain, or shall cause to be established and maintained, at the direction of the Depositor, Trust Accounts in the name of and under the control of the Indenture Trustee for the benefit of the Securityholders, in each case in accordance with Section 5.01 of the Sale and Servicing Agreement. The Owner Trustee shall thereupon promptly transfer any cash and/or investments then on deposit in the equivalent Trust Accounts maintained by it pursuant to Section 5.01(a) to the newly established Trust Accounts on the terms and conditions set forth in the Sale and Servicing Agreement and the Indenture. The Indenture Trustee will be obligated to transfer back to the equivalent Trust Accounts established pursuant to Section 5.01(a) all funds or investments held or to be held in the Trust Accounts established pursuant to this Section 5.01(b) on the Payment Date on which the Notes of all Classes have been paid in full or the Indenture is otherwise terminated (excluding any amounts to be retained for distribution in respect of Notes that are not promptly delivered for payment on such Payment Date), and to take all necessary or appropriate actions to transfer all right, title and interest of the Indenture Trustee in such funds or investments and all proceeds thereof, to the Owner Trustee for the benefit of the Certificateholder.

         SECTION 5.02      APPLICATION OF AMOUNTS IN TRUST ACCOUNTS.

         (a) For so long as any Notes are outstanding, on each Payment Date, the Owner Trustee will take reasonable steps to determine that the Servicer has properly delivered the Servicer's Certificate identifying how amounts on deposit in the Trust Accounts are to be allocated and distributed and will instruct the Indenture Trustee, or cause the Indenture Trustee to be instructed, to distribute to the Certificateholder the amounts distributable thereto pursuant to Section 5.06 of the Sale and Servicing Agreement and Section 3.01 of the Indenture. From and after the date on which the Notes of all Classes have been paid in full, on each Payment Date the Owner Trustee shall distribute to the Certificateholder amounts on deposit in the Collection Account that are distributable to the Certificateholder in accordance with the instructions of the Servicer pursuant to Sections 5.06(c) and (d) of the Sale and Servicing Agreement. Upon the release from the Lien of the Indenture of amounts on deposit in any of the Trust Accounts or any other portion of the Owner Trust Estate, the Owner Trustee will cause such property to be properly deposited into Trust Accounts under the control of the Owner Trustee or distributed to the Certificateholder in accordance with the provisions of this Agreement, as the case may be.

         (b) On each Payment Date, the Owner Trustee shall send to the Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.08 of the Sale and Servicing Agreement with respect to such Payment Date.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to the Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Certificateholder shall be treated as cash distributed to the Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to any distribution (such as any distribution to a Non-U.S. Person), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c). In the event that the Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with the Certificateholder in making such claim so long as the Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

         SECTION 5.03 METHOD OF PAYMENT. Subject to Section 9.01(c), distributions required to be made to the Certificateholder on any Payment Date shall be made to the Certificateholder by wire transfer, in immediately available funds, to the account of the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Owner Trustee appropriate written instructions at least five Business Days prior to such Payment Date.

         SECTION 5.04 ACCOUNTING AND REPORTS TO THE NOTEHOLDERS, THE CERTIFICATEHOLDER, THE INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver to the Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable the Certificateholder to prepare its federal and state income tax returns, (c) file any tax and information returns, and fulfill any other reporting requirements, relating to the Trust, as may be required by the Code and applicable Treasury Regulations (including Treasury Regulation Section 1.6049-7), (d) for any period during which the beneficial ownership interests in the Trust are held by more than one person, make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (e) cause such tax returns to be signed in the manner required by law and (f) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to the Certificateholder. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

         SECTION 5.05 SIGNATURE ON RETURNS . The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires the Certificateholder to sign such documents, in which case such documents shall be signed by the Administrator, pursuant to the power-of-attorney granted thereto pursuant to Section 2.04.


                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

         SECTION 6.01 GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment thereto, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $374,106,000, Class A-2 Notes in the aggregate principal amount of $305,000,000, Class A-3 Notes in the aggregate principal amount of $523,000,000 and Class A-4 Notes in the aggregate principal amount of $277,079,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust, pursuant to the Basic Documents.

         SECTION 6.02 GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in accordance with the provisions hereof and of the Basic Documents and in the interest of the Certificateholder. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out such obligations or fulfill such duties under the Administration Agreement.

         SECTION 6.03      DUTIES OF OWNER TRUSTEE.

         (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholder may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholder pursuant to Article IV.

         (b) The Owner Trustee, accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement.

         (c) The Owner Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement.

         (d) No provision of this Agreement shall be construed to relieve the Owner Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; PROVIDED, HOWEVER, that:

                           (i) the duties and obligations of the Owner Trustee
                  shall be determined solely by the express provisions of this Agreement and the Basic Documents, the Owner Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and the Basic Documents, no implied covenants or obligations shall be read into this Agreement against the Owner Trustee, the permissive right of the Owner Trustee to do things enumerated in this Agreement and the Basic Documents shall not be construed as a duty and, in the absence of bad faith on the part of the Owner Trustee, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Owner Trustee and conforming on their face to the requirements of this Agreement and the Basic Documents;

                           (ii) the Owner Trustee shall not be personally liable
                  for an error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Owner Trustee was negligent in performing its duties in accordance with the terms of this Agreement and the Basic Documents; and

                           (iii) the Owner Trustee shall not be personally
                  liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Certificateholder.

         (e) The Owner Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) All information obtained by the Owner Trustee regarding the Obligors and the Receivables contained in the Trust, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Owner Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena.

         (g) Pursuant to Section 3.02 of the Sale and Servicing Agreement, in the event that the Owner Trustee discovers that a representation or warranty with respect to a Receivable was incorrect as of the time specified with respect to such representation and warranty and such incorrectness materially and adversely affects the interests of the Trust in such Receivable, the Owner Trustee shall give prompt written notice to the Servicer, the Depositor and the Indenture Trustee of such incorrectness. Pursuant to Section 4.08 of the Sale and Servicing Agreement, in the event that the Owner Trustee discovers that any covenant of the Servicer set forth in Section 4.06 or 4.07 of the Sale and Servicing Agreement has been breached by the Servicer and such incorrectness materially and adversely affects the interests of the Trust in any Receivable, the Owner Trustee shall give prompt written notice to the Servicer, the Depositor and the Indenture Trustee of such breach.

         SECTION 6.04 NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any Basic Document or otherwise contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement, any Basic Document to which the Trust is a party or in any document or written instruction received by the Owner Trustee pursuant to section 6.03. No implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         SECTION 6.05 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         SECTION 6.06 RESTRICTIONS. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (b) that, to the actual
knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholder shall not have the authority to and, by acceptance of an ownership interest in the Certificate shall thereby be deemed to have covenanted not to, direct the Owner Trustee to take action that would violate the provisions of this Section.

                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

       SECTION 7.01 RIGHTS OF OWNER TRUSTEE. Except as otherwise provided in Article VI:

         (a) in accordance with Section 7.04, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, as provided in the Administration Agreement, or the Certificateholder, as provided herein;

         (c) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or the Sale and Servicing Agreement, or to institute, conduct or defend any litigation under this Agreement, or in relation to this Agreement or the Sale and Servicing Agreement, at the request, order or direction of any of the Securityholders pursuant to the provisions of this Agreement or the Sale and Servicing Agreement, unless such Securityholders shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

         (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

         (e) the Owner Trustee shall not be bound to recalculate, reverify, or make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificateholder; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Owner Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Owner Trustee, not reasonably assured to the Owner Trustee by the security afforded to it by the terms of this Agreement, the Owner Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Administrator or, if paid by the Owner Trustee, shall be reimbursed by the Administrator upon demand; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

         (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Servicer, the Depositor or the Indenture Trustee under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement.

         SECTION 7.02 FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish
(a) to the Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to Noteholders promptly upon written request therefor, copies of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

         SECTION 7.03 REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholder, that:

         (a) It is a national banking association duly organized and existing and in good standing under the laws of the United States. It has full power, authority and right to execute, deliver and perform its obligations under this Agreement and each other Basic Document.

         (b) It has taken all corporate action necessary to authorize the execution and delivery of this Agreement and each other Basic Document, and this Agreement and each other Basic Document has been executed and delivered by one of its officers duly authorized to execute and deliver this Agreement and each other Basic Document on its behalf.

         (c) This Agreement constitutes the legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (d) It is authorized to exercise trust powers in the State of Delaware as and to the extent contemplated herein or has appointed a Delaware trustee that is so authorized and it has a principal place of business in the State of Delaware or has appointed a Delaware trustee that has such a principal place of business.

         SECTION 7.04 RELIANCE; ADVICE OF COUNSEL.

         (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers or agents of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

         SECTION 7.05 NOT ACTING IN INDIVIDUAL CAPACITY. In accepting the trusts hereby created, U.S. Bank National Association acts solely as Owner Trustee hereunder and not in its individual capacity. Except with respect to a claim based on the failure of the Owner Trustee to perform its duties under this Agreement or based on the Owner Trustee's willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of this Agreement, the Notes or the Certificate, or based on rights obtained through the assignment of any of the foregoing, against the institution serving as the Owner Trustee in its individual capacity. The Owner Trustee shall not have any personal obligation, liability or duty whatsoever to any Securityholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Indenture.

         SECTION 7.06 OWNER TRUSTEE NOT LIABLE FOR THE CERTIFICATE OR RECEIVABLES. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificate or of the Notes (other than the execution by the Owner Trustee on behalf of the Trust of, and the certificate of authentication on, the Certificate, and the direction of the Owner Trustee, on behalf of the Trust, to the Indenture Trustee relating to the execution of the Notes). The Owner Trustee shall have no obligation to perform any of the duties of the Servicer or Administrator unless explicitly set forth in this Agreement.

                  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Certificate, the Notes or any Receivable, any ownership interest in any Financed Vehicle, or the maintenance of any such ownership interest, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Securityholders under this Agreement and the Indenture, including without limitation the validity of the assignment of the Receivables to the Trust or of any intervening assignment; the existence, condition, location and ownership of any Receivable or Financed Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any retail installment sales contract or any computer or other record thereof; the completeness of any retail installment sales contract; the performance or enforcement of any retail installment sales contract; the compliance by the Trust with any covenant or the breach by the Trust of any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Owner Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; the acts or omissions of the Trust or the Servicer; or any action by the Owner Trustee taken at the instruction of the Certificateholder, PROVIDED, HOWEVER, that the foregoing shall not relieve the Owner Trustee of its obligation to perform its duties under this Agreement.

                  The Owner Trustee shall not be accountable for: (i) the use or application by the Depositor of the proceeds of the sale of the Notes; (ii) the use or application by the Certificateholder of the Certificate or the proceeds of the Certificate; (iii) the use or application by the holder of any Notes of any of the Notes or of the proceeds of such Notes; or (iv) the use or application of any funds paid to the Servicer in accordance with the Sale and Servicing Agreement.

         SECTION 7.07 OWNER TRUSTEE MAY OWN THE NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking or other transactions with the same rights as it would have if it were not Owner Trustee.

         SECTION 7.08 SALES FINANCE COMPANY LICENSES. The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under (a) the Pennsylvania Motor Vehicle Sales Finance Act and (b) the Maryland Financial Institutions Code in connection with this Agreement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.


                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

         SECTION 8.01 OWNER TRUSTEE'S FEES AND EXPENSES. The Trust shall pay or shall cause the Servicer to pay to the Owner Trustee from time to time compensation for its services as have been separately agreed upon before the date hereof, and the Owner Trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 8.02 INDEMNIFICATION. The Administrator shall, pursuant to the Administration Agreement and the following provisions, reimburse the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Owner Trustee's agents, counsel, accountants and experts directly related to its services hereunder ("Expenses") The Administrator shall indemnify or shall cause the Servicer to indemnify the Owner Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Owner Trustee shall notify the Administrator and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Owner Trustee to so notify the Administrator and the Servicer shall not relieve the Administrator or the Servicer of its obligations hereunder, where such failure shall not affect the Administrator's or Servicer's defenses in respect thereof. In case any such action is brought against the Owner Trustee under this Section 8.02 and it notifies the Administrator of the commencement thereof, the Administrator will assume the defense thereof, with counsel reasonably satisfactory to the Owner Trustee (who may, unless there is, as evidenced by an opinion of counsel to the Owner Trustee stating that there is an unwaivable conflict of interest, be counsel to the Administrator), and the Administrator will not be liable to the Owner Trustee under this Section for any legal or other expenses subsequently incurred by the Owner Trustee in connection with the defense thereof, other than reasonable costs of investigation. Neither the Administrator nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Owner Trustee through the Owner Trustee's own willful misconduct, negligence or bad faith.

         SECTION 8.03 PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article VIII from assets in the Owner Trust Estate shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.


                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

         SECTION 9.01    TERMINATION OF TRUST AGREEMENT.

         (a) This Agreement (other than Article VIII) shall terminate and the Trust shall dissolve and be of no further force or effect, upon the earliest of
(i) the maturity or other liquidation of the last Receivable (or other asset) in the Owner Trust Estate and the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of this Agreement, the Indenture and the Sale and Servicing Agreement (including, but not limited to, any property and proceeds to be deposited in the Collection Account pursuant to Sections 3.02, 4.08, 5.02, 5.04, 5.05, 5.06 or 9.01 of the Sale and Servicing Agreement or to be released by the Indenture Trustee from the Lien of the Indenture pursuant to Section 10.01 or
10.02 of the Indenture), (ii) the payment or distribution to all Securityholders of all amounts specified in Sections 3.02, 4.08, 5.02, 5.04, 5.05, 5.06 or 9.01 of the Sale and Servicing Agreement or (iii) the dissolution of the Trust that results from the occurrence of an Insolvency Event with respect to the Depositor as provided in Section 9.02.

         (b) Except as provided in Section 9.01(a), the Certificateholder shall not be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholder shall surrender the Certificate to the Paying Agent for payment of the final distributions and cancellation, shall be given by the Owner Trustee to the Certificateholder mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to
Section 10.03 of the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Paying
Agent therein designated, (ii) the amount of any such final payment and (iii) that payment to be made on such Payment Date will be made only upon presentation and surrender of the Certificate at the office of the Paying
Agent therein specified. The Owner Trustee shall give such notice to the Paying Agent (if other than the Owner Trustee) at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate, the Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Payment Date pursuant to
Section 5.02.

         In the event that the Certificateholder shall not surrender the Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the Certificateholder to surrender the Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of its Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

         (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3820 of the Business Trust Statute.

         SECTION 9.02 DISSOLUTION UPON INSOLVENCY OF THE DEPOSITOR. In the event that an Insolvency Event shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from the Indenture Trustee (or the Indenture Trustee acting on behalf of the Class A Notes pursuant to Section 5.04(c) of the Indenture) or the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting together as a single Class (excluding for such purposes the outstanding principal amount of any Class A Notes held of record or beneficially owned by TMCC, TMCRC or any of their Affiliates) or if only the Certificate is then outstanding, the Certificateholder, to the effect that the Receivables should not be liquidated and the Trust should not be terminated. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (A) the Depositor shall give the Indenture Trustee, the Owner Trustee and each Rating Agency written notice of such Insolvency Event and (B) upon the receipt of such written notice from the Depositor, the Indenture Trustee and Owner Trustee, respectively, shall give prompt written notice thereof to the Noteholders and the Certificateholder; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence to a party not then entitled to instruct the Owner Trustee that the dissolution should not occur shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section 9.02, the Owner Trustee promptly shall, or if any Notes are outstanding, the Indenture Trustee (or relevant Indenture Trustee for the relevant Class or Classes of Notes pursuant to Section 5.04(e) of the Indenture) shall, promptly sell the assets of the Trust (other than funds on deposit in the Collection Account, Payahead Account and Reserve Fund) in a commercially reasonable manner and on commercially reasonable terms and, if any Notes are outstanding, in accordance with the terms of the Indenture. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement and shall be deposited in the Collection Account and distributed pursuant to the terms of Section 5.06 of the Sale and Servicing Agreement.

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         SECTION 10.01 ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be an entity having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.01, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION 10.02 RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and the Indenture Trustee. If at any time the Owner Trustee is deemed to have a conflict of interest under the TIA, because of its roles as both Owner Trustee hereunder and Indenture Trustee under the Indenture, the Owner Trustee shall resign as Owner Trustee hereunder. U.S. Bank National Association, in its capacity as Owner Trustee, shall also resign as Owner Trustee hereunder if any Event of Default under the Indenture occurs and it is necessary to eliminate any conflict of interest under the TIA with the Indenture Trustee or any other trustee under the Indenture. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which shall be delivered to each of the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed or shall not have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign promptly, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee by written instrument to such effect delivered to the Owner Trustee, the Depositor and the Indenture Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to each of the outgoing Owner Trustee so removed and the successor Owner Trustee and shall pay or cause to be paid all fees, expenses and other compensation then owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.03 SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall meet the criteria for eligibility set forth in Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to the Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.04 MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, FURTHER, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         SECTION 10.05 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 25 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

                           (i) all rights, powers, duties and obligations
                  conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                           (ii) no trustee under this Agreement shall be
                  personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the Administrator and the Owner Trustee acting
                  jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as if given to each of them. Each separate trustee and co-trustee, upon its acceptance of the powers and duties conferred thereto under this Agreement, shall be vested with the estates or specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                   AUTHORITY AND DUTIES OF DELAWARE CO-TRUSTEE

         SECTION 11.01 GENERAL AUTHORITY OF DELAWARE CO-TRUSTEE. The Delaware Co-Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. In accordance with the terms of the Basic Documents, the Certificateholder may by written instruction direct the Delaware Co-Trustee in the execution of its duties under this Agreement. Such direction may be exercised at any time by written instruction of the Certificateholder to the Delaware Co-Trustee.

         SECTION 11.02     DUTIES OF DELAWARE CO-TRUSTEE.

         (a) It is understood and agreed that the duties and responsibilities of the Delaware Co-Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution and delivery of all documents, and the maintenance of all records, necessary to form and maintain the existence of the Trust under the Business Trust Statute.

         (b) Except as otherwise expressly required by Section 11.02(a) above, the Delaware Co-Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Owner Trust Estate or the Trust Estate or the payment of dividends or other distributions of income or principal to the Certificateholder or any of the Trust's beneficiaries.

         (c) The Delaware Co-Trustee shall not be liable for the acts or omissions of the Owner Trustee, the Indenture Trustee or the Administrator, nor shall the Delaware Co-Trustee be liable for supervising or monitoring the performance of the duties and obligations of the Owner Trustee, the Indenture Trustee, the Administrator or the Trust or duties and obligations of any of the foregoing under any of the Basic Documents. The Delaware Co-Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

                           (i) The Delaware Co-Trustee shall not be personally
                  liable for any error of judgment made in good faith;

                           (ii) No provision of this Agreement shall require the
                  Delaware Co-Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Co-Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                           (iii) Under no circumstance shall the Delaware
                  Co-Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

                           (iv) The Delaware Co-Trustee shall not be personally
                  responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Owner Trustee or the Depositor;

                           (v) The Delaware Co-Trustee may rely and shall be
                  protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (vi) the Delaware Co-Trustee shall not be liable with
                  respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, as provided in the Administration Agreement, or the Certificateholder, as provided herein;

                           (vii) In the exercise or administration of the Trusts
                  hereunder, the Delaware Co-Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Co-Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Co-Trustee in good faith and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or such Opinion of Counsel, accountants or other skilled persons;

                           (viii) The Delaware Co-Trustee shall be entitled to
                  all of the other benefits and protection provided to the Owner Trustee in this Agreement; and

                           (ix) Except as expressly provided in this Section
                  11.02, in accepting and performing the Trust hereby created the Delaware Co-Trustee acts solely as co-trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Co-Trustee by reason of the transactions contemplated by this Agreement shall look only to the Administrator for payment or satisfaction thereof.

         SECTION 11.03 REPRESENTATIONS AND WARRANTIES OF DELAWARE CO-TRUSTEE. The Delaware Co-trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholder, that:

         (a) It is a national banking association duly organized and existing and in good standing under the laws of the United States. It has full power, authority and right to execute, deliver and perform its obligations under this Agreement.

         (b) It has taken all corporate action necessary to authorize the execution and delivery of this Agreement, and this Agreement has been executed and delivered by one of its officers duly authorized to execute and deliver this Agreement on its behalf.

         (c) This Agreement constitutes the legal, valid and binding obligation of the Delaware Co-Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (d) It is authorized to exercise trust powers in the State of Delaware as and to the extent contemplated herein and it has a principal place of business in the State of Delaware.

         SECTION 11.04 COMPENSATION OF DELAWARE CO-TRUSTEE. The Trust shall pay or shall cause the Servicer to pay to the Delaware Co-Trustee from time to time compensation for its services as have been separately agreed upon before the date hereof, and the Delaware Co-Trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Delaware Co-Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 11.05 INDEMNIFICATION OF DELAWARE CO-TRUSTEE. The Administrator shall, pursuant to the Administration Agreement and the following provisions, reimburse the Delaware Co-Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Delaware Co-Trustee's agents, counsel, accountants and experts directly related to its services hereunder. The Administrator shall indemnify or shall cause the Servicer to indemnify the Delaware Co-Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Delaware Co-Trustee shall notify the Administrator and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Delaware Co-Trustee to so notify the Administrator and the Servicer shall not relieve the Administrator or the Servicer of its obligations hereunder, where such failure shall not affect the Administrator's or Servicer's defenses in respect thereof. In case any such action is brought against the Delaware Co-Trustee covered by this Section 11.05 or any action for which the Delaware Co-Trustee is entitled to indemnification by the Administrator under the Administration Agreement, and it notifies the Administrator of the commencement thereof, the Administrator will assume the defense thereof, with counsel reasonably satisfactory to the Delaware Co-Trustee (who may, unless there is, as evidenced by an opinion of counsel to the Delaware Co-Trustee stating that there is an unwaivable conflict of interest, be counsel to the Administrator), and the Administrator will not be liable to the Delaware Co-Trustee under this Section for any legal or other expenses subsequently incurred by the Delaware Co-Trustee in connection with the defense thereof, other than reasonable costs of investigation. Neither the Administrator nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Delaware Co-Trustee through the Delaware Co-Trustee's own willful misconduct, negligence or bad faith.

         SECTION 11.06 RESIGNATION OR REMOVAL OF DELAWARE CO-TRUSTEE. The Delaware Co-trustee may resign upon thirty days notice to the Owner Trustee and the Certificateholder; PROVIDED, HOWEVER, that a successor Delaware Co-trustee satisfactory to the Owner Trustee and the Certificateholder shall have been appointed and agreed to serve. If a successor Delaware Co-Trustee shall not have been appointed within such thirty day period, the Delaware Co-Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Co-Trustee.

         SECTION 11.07 PAYMENTS TO THE DELAWARE CO-TRUSTEE. Any amounts paid to the Delaware Co-Trustee pursuant to this Article XI from assets in the Owner Trust Estate shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.


                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.01 SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Depositor, the Owner Trustee and the Delaware Co-trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder, if (a) the Indenture Trustee and Owner Trustee receive an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Noteholder or the Certificateholder, or (b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the affected Class A Notes acting as a single Class (excluding for such purposes the outstanding principal amount of any Class A Notes held of record or beneficially owned by TMCC, TMCRC or any of their Affiliates) or (ii) if the Class A Notes have been paid in full, the Certificateholder, if affected, PROVIDED, HOWEVER, that no such amendment made pursuant to clause (b) above shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes or the Certificate required to consent to any such amendment, without the consent of the Holders of all the affected Notes and the Certificate.

         This Agreement may also be amended from time to time by the Depositor, the Owner Trustee, the Delaware Co-Trustee and the Indenture Trustee without the consent of any of the Noteholders or the Certificateholder for purposes of changing the formula for determining the Specified Reserve Account Balance, the manner in which the Reserve Account is funded (e.g. to allow the deposit of cash therein by the Depositor), changing the remittance schedule for the deposit of collections in the Collection Account or Payahead Account or changing the definition of Eligible Investments, if (a) the Owner Trustee and Indenture Trustee have received from each Rating Agency that has rated any outstanding Class of Notes of its written confirmation that such amendment will not result in the qualification, withdrawal or modification of the rating then assigned by such Rating Agency to any Class of Notes, without the consent of any of the Noteholders or the Certificateholder, or (b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting as a single Class (excluding for such purposes the outstanding principal amount of any Class A Notes held of record or beneficially owned by TMCC, TMCRC or any of their Affiliates) or (ii) after the Class A Notes have been paid in full, the

Certificateholder; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of the Holders of all the affected Notes and the Certificate.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of the Certificateholder, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or any amendment to the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. Neither the Owner Trustee nor the Delaware Co-trustee shall be obligated to enter into any such amendment which affects the Owner Trustee's or Delaware Co-trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 12.02 NO LEGAL TITLE TO OWNER TRUST ESTATE IN THE CERTIFICATEHOLDER. The Certificateholder shall not have legal title to any part of the Owner Trust Estate. The Certificateholder shall be entitled to receive distributions with respect to its fractional undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholder to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         SECTION 12.03 LIMITATIONS ON RIGHTS OF OTHERS. Except for Section 2.06, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Delaware Co-Trustee, the Depositor, TMCC, the Certificateholder, the Administrator and, to the extent expressly provided herein the Indenture Trustee, the Noteholders, and nothing in this Agreement, (other than Section 2.06), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 12.04     NOTICES.

         (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Delaware Co-Trustee, addressed to First Union Trust Company, National Association, One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801; if to the Depositor, addressed to Toyota Motor Credit Receivables Corporation, 19300 Gramercy Place, North Building, Torrance, California 90509, Attention: President; if, to the Trust, addressed to Toyota Auto Receivables 2000-A Owner Trust, 19001 South Western Avenue, Torrance, California 90509, Attention: Treasury Department: Vice President, Treasury; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to the Certificateholder shall be given by first-class mail, postage prepaid, at the address provided by the Certificateholder. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 12.05 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificate or the rights of the Holder thereof.

         SECTION 12.06 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

         SECTION 12.07 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee, the Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Depositor or the Certificateholder shall bind the successors and assigns thereof.

         SECTION 12.08 NO PETITION. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, hereby covenants and agrees, and the Indenture Trustee and any Noteholder (excluding TMCC, TMCRC or any of their Affiliates) by accepting the benefits of this Agreement, are thereby deemed to covenant and agree that they will not at any time prior to the date one year plus one day after the date on which this Agreement is terminated institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section
12.08 shall survive the termination of this Agreement or the termination of the Owner Trustee under this Agreement.

         SECTION 12.09 NO RECOURSE. The Certificateholder by accepting the Certificate acknowledges that the Certificate represents a beneficial interests in the Trust only and does not represent an interest in or obligation of the Depositor, TMCC (in any capacity), the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Certificate or the Basic Documents.

         SECTION 12.10 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 12.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 12.12 TMCC PAYMENT OBLIGATION. The parties hereto acknowledge and agree that, pursuant to the Sale and Servicing Agreement and the following provisions, the Servicer shall be responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the parties hereto acknowledge and agree that, pursuant to the Sale and Servicing Agreement and the following provisions, the Servicer shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act and the Maryland Financial Institutions Code. The parties hereto covenant and agree that neither of them shall look to the other for payment of any such fees or expenses.

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                             TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                             Depositor


                             By:    /s/ LLOYD MISTELE
                                ----------------------------------------------
                             Name:  Lloyd Mistele
                             Title: President


                             U.S. BANK NATIONAL ASSOCIATION,
                             not in its individual capacity but
                             solely as Owner Trustee


                             By:    /s/ MELISSA A. ROSAL
                                ----------------------------------------------
                             Name:  Melissa A. Rosal
                             Title: Vice President



                             FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Delaware Co-trustee


                             By:    /s/ STERLING C. CORREIA
                                ----------------------------------------------
                             Name:  Sterling C. Correia
                             Title: Vice President

                                                                     EXHIBIT A


                         FORM OF CERTIFICATE EVIDENCING

                         SUBORDINATED SELLER'S INTEREST

         THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE OWNER TRUSTEE, THE SERVICER, THE ADMINISTRATOR, TMCC, TMCRC OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE TRUST AGREEMENT.

NUMBER R-1

                   TOYOTA AUTO RECEIVABLES 2000-A OWNER TRUST

                         SUBORDINATED SELLER'S INTEREST

         THIS CERTIFIES THAT TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION is the registered owner of 100% of the nonassessable, fully-paid, fractional undivided interest in Toyota Auto Receivables 2000-A Owner Trust (the "Trust") formed by TMCRC.

         The Trust was created pursuant to a Trust Agreement dated as of March 27, 2000, (as amended and supplemented by the Amended and Restated Trust Agreement dated as of June 1, 2000 (as so amended, the "Trust Agreement"), between TMCRC, as depositor (the "Depositor"), U.S. Bank National Association, as owner trustee (the "Owner Trustee") and First Union Trust Company, National Association, as Delaware Co-trustee, a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Trust Agreement, the Sale and Servicing Agreement dated as of June 1, 2000 (the "Sale and Servicing Agreement"), among the Trust, the Depositor and TMCC, as servicer (the "Servicer") or the Indenture dated as of June 1, 2000 (the "Sale and Servicing Agreement"), among the Trust, the Depositor and TMCC, as the case may be.

         This Certificate is the duly authorized Certificate (the "Certificate") evidencing the nonassessable, fully-paid, fractional undivided interest in the Trust issued pursuant to the Trust Agreement. Certain debt instruments evidencing obligations of the Trust have been issued under an Indenture dated as of June 1, 2000, between the Trust and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"), consisting of four classes of Notes designated as

"6.83375% Asset Backed Notes, Class A-1," "7.12% Asset Backed Notes, Class A-2," "7.18% Asset Backed Notes, Class A-3" and "7.21% Asset Backed Notes, Class A-4" (collectively, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement. The holder of this Certificate, by virtue of its acceptance hereof, assents to and is bound by all of the provisions of the Trust Agreement.

         The property of the Trust includes a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks (the "Receivables," all monies due thereunder on or after June 1, 2000, in the case of Precomputed Receivables or received after such date in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.

         Under the Trust Agreement, there will be distributed to the Holder hereof on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day, (each, a "Payment Date"), commencing on July 17, 2000, the amounts to be distributed to Certificateholder on such Payment Date in respect of amounts distributable to the Certificateholder pursuant to Section
5.06 of the Sale and Servicing Agreement.

         The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in Chicago, Illinois or the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

         Dated:  June 27, 2000     TOYOTA AUTO RECEIVABLES 2000-A
                                   OWNER TRUST

                                   By:    U.S. BANK NATIONAL ASSOCIATION,
                                             not in its individual capacity
                                             but solely an Owner Trustee


                                   By:
                                      _______________________________________
                                      Authorized Signatory

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the Certificate referred to in the within-mentioned Trust Agreement.

                                   U.S. BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely an Owner Trustee



                                   By:  ______________________________________
                                        Authorized Signatory

                            (REVERSE OF CERTIFICATE)

         The holder of this Certificate, by accepting an interest in this Certificate, acknowledges that this Certificate represents a beneficial interest in the Trust only and does not represent any interest in or obligation of the Depositor, TMCC (in any capacity), the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Certificate or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by the Certificateholder upon written request.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholder under the Trust Agreement at any time by (i) the Depositor, the Owner Trustee and the Delaware Co-Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder, if (a) the Indenture Trustee and Owner Trustee receive an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Noteholder or the Certificateholder, or (b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the affected Class A Notes acting as a single Class (excluding for such purposes the outstanding principal amount of any Class A Notes held of record or beneficially owned by TMCC, TMCRC or any of their Affiliates) or (ii) after the Class A Notes have been paid in full, the Certificateholder, if affected, PROVIDED, HOWEVER, that no such amendment made pursuant to clause (b) above shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of the Holders of all the affected Notes and the Certificate.

         The Trust Agreement may also be amended from time to time by the Depositor, the Owner Trustee, the Delaware Co-trustee and the Indenture Trustee for purposes of changing the formula for determining the Specified Reserve Account Balance, the manner in which the Reserve Account is funded (i.e. to allow the deposit of cash therein by any Person, but not to change any order of priority of payments and distributions specified in Section 5.06 of the Sale and Servicing Agreement) changing the remittance schedule for the deposit of collections in the Collection Account or Payahead Account or changing the definition of Eligible Investments, if (a) the Owner Trustee and Indenture Trustee have received from each Rating Agency that has rated any outstanding Class of Notes of its written confirmation that such amendment will not result in the qualification, withdrawal or modification of the rating then assigned by such Rating

Agency to any Class of Notes, without the consent of any of the Noteholders or the Certificateholder, or (b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes or (ii) after the Class A Notes have been paid in full, the Certificateholder; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of the Holders of all the affected Notes and the Certificate.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholder of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. TMCC, as servicer of the Receivables under the Sale and Servicing Agreement, or any successor servicer, may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and any such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificate; however, such right of purchase is exercisable only after the last day of the Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.